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                                                                    EXHIBIT 99.1

                                                               PRESS RELEASE
                                                               Immediate Release

                         Halter Marine Auction Continues

GULFPORT, MS, July 17, 2002 -- Friede Goldman Halter, Inc. (OTCBB: FGHLQ), has continued the auction process related to the Halter business unit, originally scheduled to commence on July 16th, to the morning of July 23rd.

On the afternoon of July 23rd a hearing will take place on the sale of the Halter unit to the successful bidder as determined at the auction. This revised process keeps the sale of Halter on schedule and the original timeline remains valid with the closing expected to take place in mid-August.

"This process of ensuring all bids for a company the size of Halter are compliant and balanced is complicated," said Jack Stone, Principal, Glass & Associates, Inc. and Chief Restructuring Advisor to FGH. "To make sure the auction is fair and equitable to all parties, we will take the time needed to ensure the final action is quick and the successful bid is accepted."

Friede Goldman Halter is a leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its core operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment) and Halter Marine, Inc. (a significant domestic and international designer and builder of small and medium sized vessels for the government, commercial, and energy markets).

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           For information regarding this or any of our press releases, contact:

                                                                    Larry Walker
                                                        Corporate Communications
                                                                  (228) 897-4867
                                                                     www.fgh.com

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2001 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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